KEYSTONE CONSOLIDATED INDUSTRIES, INC.                       [LOGO GOES HERE]
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                                  PRESS RELEASE
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FOR IMMEDIATE RELEASE                                           CONTACT:

Keystone Consolidated Industries, Inc.                          Vic Stirnaman
5430 LBJ Freeway, Suite 1740                                    Director -
Dallas, Texas 75240-2697                                         Human Resources
(972) 458-0028                                                  (309) 697-7512

         KEYSTONE AND INDEPENDENT STEEL WORKERS ALLIANCE ANNOUNCE COURT
           APPROVAL OF AMENDMENTS TO COLLECTIVE BARGAINING AGREEMENT

     PEORIA, ILLINOIS . . . August 16, 2004 . . . Keystone Consolidated Industries, Inc. (KESNQ.PK) and the Independent Steel Workers Alliance jointly announced today that the revisions to the existing collective bargaining agreement at Keystone's Bartonville Plant previously ratified by the ISWA on August 4th were approved by the Bankruptcy Court in Milwaukee on Thursday, August 12.

     The revised agreement provides for certain concessions related primarily to healthcare coverage as well as new rights for ISWA members. Details of the contract revisions are included in a motion that was jointly filed by Keystone and the ISWA in Bankruptcy Court. The Court approval allows the Company to implement the contract revisions.

     Keystone believes the Court approval of the revised contract is a major step forward in the Company's efforts to complete a successful restructuring and in achieving its goal of exiting the bankruptcy process by the end of the year.

     As provided by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions that statements in this Release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "should," "could," "anticipates," "expected," or comparable terminology, or by discussions of strategies or trends. Although Keystone believes the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements. While it is not possible to identify all factors, Keystone continues to face many risks and uncertainties. Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this Release and those described from time to time in the Company's other filings with the Securities and Exchange Commission including, but not limited to:

     o Future supply and demand for the Company's products (including cyclicality thereof),
     o    Customer inventory levels,
     o Changes in raw material and other operating costs (such as ferrous scrap and energy)
     o    General economic conditions,
     o    Competitive products and substitute products,
     o    Changes in customer and competitor strategies,
     o    The impact of pricing and production decisions,
     o    The possibility of labor disruptions,
     o Environmental matters (such as those requiring emission and discharge standards for existing and new facilities),
     o    Government regulations and possible changes therein,
     o Significant increases in the cost of providing medical coverage to employees and retirees,
     o    The  ability  to  successfully  obtain  reductions  in  the  Company's
          operating   costs,   including   achieving  relief  from  the  current
          provisions of agreements relative to healthcare with certain retiree groups,
     o The ability of the Company to successfully renegotiate the terms of certain of its indebtedness,
     o    The ultimate resolution of pending litigation,
     o International trade policies of the United States and certain foreign countries,
     o    A successful reorganization and exit from the bankruptcy process,
     o    Any possible future litigation, and
     o    Other risks and uncertainties as discussed in this Release.

     Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. Keystone disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

     Keystone Consolidated Industries, Inc. is headquartered in Dallas, Texas. The company is a leading manufacturer and distributor of fencing and wire products, wire rod, industrial wire, nails and construction products for the agricultural, industrial, construction, original equipment markets and the retail consumer. Keystone's common stock is traded under the Symbol: KESNQ.PK. Up to date information concerning the bankruptcy case, copies of Bankruptcy Court filings and orders issued by the Bankruptcy Court may be found at http://www.kccllc.com .

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